UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	June 14, 2010

SAN DIEGO GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2010, the Board of Directors (the “Board”) of San Diego Gas & Electric Company (“SDG&E”) amended and restated SDG&E’s bylaws primarily to conform its bylaws to those of SDG&E’s ultimate parent company, Sempra Energy. The changes to SDG&E’s bylaws are not substantive in nature and include the following: (i) eliminating a requirement that certain officer positions be combined; (ii) eliminating a requirement that Board meetings be held at specified times and locations; (iii) allowing flexibility in board meeting attendance via electronic video screen communication to reflect the current California Corporations Code (the “Code”); (iv) providing the Board general authority to appoint committees; (v) specifying how business may be properly brought by a shareholder before an annual meeting of shareholders; and (vi) providing for confidential voting at annual meetings of shareholders.

SDG&E’s bylaws, as amended through June 15, 2010, are attached hereto as Exhibit 3.  The foregoing description is qualified in its entirety by reference to Exhibit 3.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of SDG&E was held on June 14, 2010. Shareholders elected as directors for the ensuing year all four of the Board’s nominees.

Below are the final voting results.

Election of Directors.

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Javade Chaudhri	116,583,358	0	0	0
Joseph A. Householder	116,583,358	0	0	0
Jessie J. Knight, Jr.	116,583,358	0	0	0
Mark A. Snell	116,583,358	0	0	0

Item 9.01  Financial Statements and Exhibits.

         Exhibit

Amended and Restated Bylaws of San Diego Gas & Electric Company effective June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: June 17, 2010	By: /s/ Jessie J. Knight, Jr.
Jessie J. Knight, Jr. Chairman and Chief Executive Officer